UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Bolt Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required
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Fee paid previously with preliminary materials.
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

900 Chesapeake Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2026

AT 11:00 A.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Bolt Biotherapeutics, Inc., a Delaware corporation, or the Company or Bolt Bio. The 2026 Annual Meeting of Stockholders will be held on June 10, 2026, at 11:00 a.m., Pacific Time. The 2026 Annual Meeting of Stockholders will be convened and held entirely online. You will be able to attend and participate online in the 2026 Annual Meeting of Stockholders by visiting www.proxydocs.com/BOLT, where you will be able to listen to the meeting live, submit questions, and vote.

The 2026 Annual Meeting of Stockholders is being convened to conduct the following business:

1.
To elect our two nominees for Class II directors to serve until our 2029 Annual Meeting of Stockholders;
2.
To ratify the selection by the audit committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
3.
To conduct any other business properly brought before the 2026 Annual Meeting of Stockholders.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2026 Annual Meeting of Stockholders is April 22, 2026. Only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the 2026 Annual Meeting of Stockholders or any adjournment thereof. A list of stockholders of record at the close of business on the April 22, 2026 record date will be available for the 10 days ending the day prior to the Annual Meeting to registered stockholders for any legally valid purpose related to the Annual Meeting. For access to the stockholder list, please contact us at investors@boltbio.com.

The Board of Directors recommends that you vote as follows on the matters to be presented to stockholders at the 2026 Annual Meeting of Stockholders:

1.
FOR the election of each of our Class II director nominees named in Proposal No. 1 of the proxy statement; and
2.
FOR the ratification of the selection by the audit committee of the Board of Directors of PricewaterhouseCoopers LLP, as our independent registered public accounting firm, as described in Proposal No. 2 of the proxy statement.

Your vote is very important. Whether or not you attend the 2026 Annual Meeting of Stockholders (by logging into www.proxydocs.com/BOLT), it is important that your shares be represented. We encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, and submit your proxy on the internet, by phone or by mail in accordance with the instructions in the Notice of Internet Availability of Proxy Materials or your proxy materials. Please review the instructions on the enclosed proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. If you receive more than one Notice of Internet Availability of Proxy Materials or full set of proxy materials, your shares are either registered in more than one name or held in different accounts. Please vote the shares covered by each Notice of Internet Availability of Proxy Materials or proxy card. Instructions on how to attend the meeting webcast, ask questions or vote your shares online will also be included with the Notice of Internet Availability of Proxy Materials, and are provided in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Wednesday, June 10, 2026 electronically via webcast at www.proxydocs.com/BOLT.

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are available free of charge at www.proxydocs.com/BOLT.

On behalf of the Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ William P. Quinn
William P. Quinn President, Chief Executive Officer, Chief Financial Officer and Secretary Redwood City, California
April 28, 2026

You are cordially invited to attend the 2026 Annual Meeting of Stockholders by logging into www.proxydocs.com/BOLT and following the attendance instructions on the website. Whether or not you expect to attend the 2026 Annual Meeting of Stockholders, please vote on the internet, by phone or by mail as instructed in the Notice of Internet Availability of Proxy Materials or your proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy prior to the meeting, you may still attend the meeting online and submit your vote prior to voting being closed at www.proxydocs.com/BOLT. Please note, however, that if you are a beneficial stockholder and hold our stock in the name of a broker, bank or other nominee and you wish to vote at the 2026 Annual Meeting of Stockholders, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the board of directors of Bolt Biotherapeutics, Inc., or the Board, is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders, or the Annual Meeting, to be held on June 10, 2026 at 11:00 a.m., Pacific Time. The meeting will be held virtually, via a live webcast at www.proxydocs.com/BOLT.

We invite you to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, or the Form 10-K, over the internet in lieu of mailing printed copies. We intend to mail the Notice to our stockholders of record as of the close of business on April 22, 2026, or the Record Date, for the first time on or about April 28, 2026. The Notice will contain instructions on how to access and review our proxy materials, how to access the live webcast of the Annual Meeting, and how to request a printed copy of the proxy materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date.

The Form 10-K for the year ended December 31, 2025 is also available in the “SEC Filings” section of our website at https://investors.boltbio.com/financial-information/sec-filings.

As used in this Proxy Statement, “Bolt Bio,” the “Company,” “we” or “us” refer to Bolt Biotherapeutics, Inc., a Delaware corporation.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2026, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 1,921,567 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 22, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. The Notice will be sent to you by mail and via the internet directly by us. As a stockholder of record, you may vote online during the live webcast of the meeting at www.proxydocs.com/BOLT, or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to vote on the internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 22, 2026, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. You are also invited to attend the Annual Meeting online, as instructed in this Proxy Statement. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

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Proposal 1: To elect each of the Board’s two nominees as a Class II director to serve until our 2029 Annual Meeting of Stockholders.

•
Proposal 2: To ratify the selection by our audit committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How are proxy materials distributed?

Under rules adopted by the SEC, we are sending the Notice to our stockholders of record and beneficial owners as of April 22, 2026. Stockholders will have the ability to access the proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, on the internet at www.proxydocs.com/BOLT or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the internet and how to request a printed copy may be found on the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of Annual Meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

How do I vote?

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For Proposal 1, you may vote “For” or “Withhold” your vote from each individual nominee.

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For Proposal 2, you may vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 22, 2026, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

1.
To vote online during the Annual Meeting, you may vote in person virtually by attending the meeting through www.proxydocs.com/BOLT. To attend the Annual Meeting and vote your shares, you provide the control number located on your proxy card.

2.
To vote by telephone or online prior to the Annual Meeting, follow the instructions provided in the Notice or your proxy materials.

3.
To vote by mail prior to the Annual Meeting, if you received your proxy materials by mail, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you may visit www.proxydocs.com/BOLT press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 22, 2026.

What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, online or by proxy duly authorized, of the holders of a one third (1/3) of the voting power of the outstanding shares of stock entitled to vote will constitute a quorum. On April 22, 2026, there were 1,921,567 shares of common stock outstanding and entitled to vote.

Your shares will be counted toward the quorum if you submit a valid proxy or vote online at the Annual Meeting. Abstentions and broker non-votes will also be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.
Proposal 1: “For” election of both two nominees for director.

2.
Proposal 2: “For” the ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes.

Which ballot measures are considered “routine” or “non-routine”?

Proposal 1 (the election of directors) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1. Proposal 2 (the ratification of the selection by the audit committee of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2026) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will count:

•
With respect to Proposal 1, “For” votes and “Withhold” votes, and broker non-votes.

•
With respect to Proposal 2, “For” votes, “Against” votes and abstentions.

Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Abstentions will not be counted and will have no effect on the vote total for Proposal 1. Proposal 2 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.

Who will serve as inspector of elections?

Sarah Nemec, our Senior Vice President, Finance, will serve as the inspector of elections.

How many votes are needed to approve each proposal?

•
For Proposal 1 electing two members of the Board, our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the two director nominees receiving the highest number of affirmative votes will be elected as Class II directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

•
For Proposal 2 ratifying the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026, the proposal must receive a “For” vote from the majority of the votes present by remote communication or represented by proxy at the Annual Meeting and that are entitled to vote on the proposal. This is a routine proposal and therefore there are no broker non-votes.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the notice and any other proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one Notice or full set of proxy materials, your shares may be registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice or proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to our Secretary, by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How do I vote,” or by attending the Annual Meeting and voting in person virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. Your most current proxy card or telephone or internet proxy is the one that is counted.

If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person virtually.

How do I attend the virtual/online Annual Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 22, 2026, the Record Date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must visit www.proxydocs.com/BOLT. Upon entry of your control number and other required information, you will receive further instructions via email, that provides you with personalized access to attend and participate at the Annual Meeting, to vote and to submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process.

On the day of the Annual Meeting, June 10, 2026, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Pacific Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Submitting questions at the virtual Annual Meeting. Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders. We may answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting is being held virtually, so you will not be able to physically attend the meeting because there is no physical venue.

When are stockholder proposals due for next year’s annual meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders. Any such proposal must be submitted in writing by December 29, 2026, to our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063, the address of our principal executive offices. If we change the date of our 2027 Annual Meeting of Stockholders by more than 30 days from the anniversary date of the 2026 Annual Meeting of Stockholders, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063, no earlier than February 10, 2027 and no later than the close of business on March 12, 2027, which notice must contain the information specified in our bylaws. If we change the date of our 2027 Annual Meeting of Stockholders by more than 30 days before, or more than 30 days after, the one-year anniversary of the 2026 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b).

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of our Form 10-K, Proxy Statement or Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of such documents. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate sets of proxy materials, please notify your broker. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers. If you wish to receive a separate copy of our Form 10-K, Proxy Statement, or Notice, please direct your written request to our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063 or contact our Secretary at (650) 665-9295. Upon written request to us, we will promptly deliver a separate copy of our Form 10-K, Proxy Statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of our Form 10-K, Proxy Statement or Notice at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced during the live webcast of the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Does this proxy statement reflect the impact of the June 2025 reverse stock split?

Yes. On June 6, 2025, we effected a 1-for-20 reverse stock split of our common stock. The par value per share and the number of authorized shares were not adjusted as a result of the reverse stock split. The shares of common stock underlying outstanding stock options were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such stock options. In addition, the shares available for grants under our equity incentive plans and employee stock purchase plan were adjusted as a result of the reverse stock split. All references to common stock, options to purchase common stock and related information contained in this proxy statement have been adjusted to reflect the effect of the reverse stock split.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of six directors and is divided into three classes, designated as Class I, Class II and Class III. Under our amended and restated certificate of incorporation, our Board is authorized to assign its members in office to each class. Each class has a term of three years. There are currently two directors in Class II, William P. Quinn and Jakob Dupont, M.D., whose terms of office are scheduled to expire at the 2026 Annual Meeting of Stockholders. Each of Mr. Quinn and Dr. Dupont have been nominated for election at the 2026 Annual Meeting of Stockholders, at the recommendation of our Nominating and Governance Committee. Mr. Quinn and Dr. Dupont were previously appointed to the Board in 2024. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Any vacancies on our Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.

Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the director nominees receiving the highest number of affirmative votes cast at the Annual Meeting are elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below.

If any of Mr. Quinn and Dr. Dupont become unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such director will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the Board. Mr. Quinn and Dr. Dupont have agreed to serve if elected. Our management has no reason to believe that any of Ms. Berner or Mr. O'Callaghan will be unable to serve. If elected at the Annual Meeting, each of Mr. Quinn or Dr. Dupont will serve until the earliest of the 2029 Annual Meeting of Stockholders, or until their respective successor is elected and qualified, or until their respective death, resignation or removal.

The following are brief biographies of Mr. Quinn and Dr. Dupont, the nominees for director, and a discussion of their specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board to recommend each of Mr. Quinn and Dr. Dupont for director, as of the date of this Proxy Statement.

Name	Position	Age

William P. Quinn	Chief Executive Officer, Chief Financial Officer and Class II Director	55
Jakob Dupont, M.D.	Class II Director	61

William P. Quinn has served as our Chief Executive Officer since May 2024 and our Chief Financial Officer since May 2020. From November 2017 to May 2020, Mr. Quinn served as Chief Financial Officer and Senior Vice President, Finance and Corporate Development, of Sunesis Pharmaceuticals, Inc. (acquired by Viracta Therapeutics, Inc.), a biopharmaceutical company. From 2011 to November 2017, Mr. Quinn served as President and Chief Executive Officer of Bullet Biotechnology, Inc., a biotechnology company. From 2003 to 2011, Mr. Quinn served in various positions at Jazz Pharmaceuticals, Inc. From 2001 to 2002, Mr. Quinn served as Chief Operating Officer and Chief Financial Officer at Novation Biosciences. From 1999 to 2001, Mr. Quinn served as Associate Partner at Mobius Venture Capital, an early-stage venture capital fund. From 2011 to 2021, Mr. Quinn served on the board of directors of A Foundation Building Strength, a non-profit dedicated to finding treatments for Nemaline Myopathy. Mr. Quinn holds a B.A. and M.A. from Stanford University and an M.B.A. from Stanford Graduate School of Business. We believe that Mr. Quinn is qualified to serve on our Board due to his daily insight into corporate matters as our President and Chief Executive Officer and his extensive background in the biotechnology industry.

Jakob Dupont, M.D.has served as a member of our Board since September 2024. Dr. Dupont has served as an Executive Venture Partner, Private Equity at Sofinnova Investments since May 2023. Prior to joining Sofinnova, Dr. Dupont was Global Head of Research & Development and Executive Vice President at Atara Biotherapeutics, Inc. from May 2020 to May 2023, where he led the development and approval of EBVallo. Dr. Dupont also served as Chief Medical Officer at Gossamer Bio, Inc. from December 2018 to May 2020 and as Vice President and Global Head of Breast and Gynecologic Cancer Development for Genentech, Inc. from January 2017 to December 2018. Dr. Dupont has also made significant contributions to numerous drug approvals including Herceptin, Perjeta, Kadcyla, Tecentriq, and Avastin. Dr. Dupont serves on the board of directors of Pyxis Oncology, Inc. and Imugene Limited. Dr. Dupont earned his bachelor’s degree from Vassar College, his master’s degree from New York University, and his M.D. from the Joan & Sanford I. Weill Medical College of Cornell University. We believe that Dr. Dupont is qualified to serve on our Board due to his extensive experience in clinical development and commercialization of new therapies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2027 Annual Meeting

Kathleen LaPorte has served as a member of our Board since December 2020. Ms. LaPorte served as Chief Executive Officer of Nodality Inc. from 2015 to 2016, and as Chief Business Officer from 2014 to 2015. She currently serves as a director of 89bio, CERo Therapeutics Holdings, Inc., Q32 Bio, Precipio Diagnostics, and a private company. From 2005 to 2011, she was a Managing Director of New Leaf Ventures, a spinout from the Sprout Group. From 1993 to 2005, Ms. LaPorte served as a General Partner of the Sprout Group. Ms. LaPorte has a B.S. in Biology from Yale University and an M.B.A. from the Stanford University Graduate School of Business. We believe that Ms. LaPorte is qualified to serve on our Board due to her experience in the biotechnology and biopharmaceutical industries, her substantial professional experience, and the fact that she is a qualified financial expert.

Nicole Onetto, M.D. has served as a member of our Board since December 2021. Since June 2016, Dr. Onetto has served as an independent consultant in oncology, drug development, and translational research. She is currently on the board of directors for Basilea Pharmaceutica AG and previously served on the board at Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.). Dr. Onetto received a B.A. from the University of Paris, an M.Sc. in Pharmacology from the Université of Montréal, and an M.D. and a Hematology-Oncology Certificate from the University of Paris. We believe that Dr. Onetto is qualified to serve on our Board due to her extensive experience in clinical development and translational research.

Directors Continuing in Office Until the 2028 Annual Meeting

Laura Berner has served as a member of our Board since December 2022. She currently serves as Chief Operating Officer at TRexBio, a private, venture-backed biotech company. Ms. Berner served as Vice President, Head of Business Development & Investor Relations of Myovant Sciences Gmb from 2018 to 2020. Earlier in her career, she was a member of the business development team at Roche Pharma Partnering, and the transactional law group at Genentech. Ms. Berner began her career as a corporate attorney first at Ropes & Gray LLP, and later in the Office of the General Counsel at Harvard University, advising on general corporate, business development and strategic transactions. Ms. Berner earned her B.A. in Biology from Bryn Mawr College, her J.D. from Stanford Law School, and her M.B.A. from the University of Illinois Urbana-Champaign Gies College of Business. We believe that Ms. Berner is qualified to serve on our Board due to her experience in biopharma industry experience, in leadership roles spanning corporate strategy, business development, investor relations and law.

Brian O’Callaghan has served as a member of our Board since November 2021. Mr. O’Callaghan has served as the Chief Executive Officer at ObsEva SA since November 2020. Prior to joining ObsEva SA, Mr. O’Callaghan served as the Chief Executive Officer at Petra Pharma Corporation from May 2017 to May 2020 and as President and Chief Executive Officer at Sonrgy, Inc. from May 2015 to April 2017. Mr. O’Callaghan is currently on the board of directors of Indaptus Therapeutics, Inc., as well as numerous privately-held companies and non-profits. Mr. O’Callaghan received an M.B.A. from the Henley School of Business at the University of Reading. We believe that Mr. O’Callaghan is qualified to serve on our Board due to his deep biotechnology and pharmaceutical experience across many therapeutic areas, leading new medicines from concept to commercialization.

information regarding the board of directors and corporate governance

Independence of The Board of Directors

As required under the Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Onetto, Mr. O’Callaghan, and Mses. LaPorte and Berner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Quinn is not considered independent because he is our President, Chief Executive Officer and Chief Financial Officer. Dr. Dupont is not considered independent as he was compensated as a Senior Clinical Advisor during 2025 pursuant to his consulting agreement with the Company, see “Director Compensation- Consulting Agreement with Jakob Dupont, M.D.” for additional information.

Family Relationships

There are no family relationships among any of the directors or executive officers.

Board Leadership Structure

In May 2024, Mr. O’Callaghan was appointed independent, non-executive Chair of the Board. Mr. O’Callaghan possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will benefit the Company during the year ahead. We believe that the separation of the positions of the Chair and chief executive officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. O’Callaghan’s responsibility is to ensure that our Board functions properly and to work with our chief executive officer to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. O’Callaghan provides independent leadership, he also works closely with our chief executive officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of our risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Hedging Policy

Under our Insider Trading Policy, our employees, directors and consultants, and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock. Additionally, employees, directors and consultants, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

Meetings of the Board of Directors

The Board met five times during the year ended December 31, 2025. The audit committee of the Board met five times, the compensation committee of the Board met two times and the nominating and corporate governance committee of the Board met two times during 2025. All members of the Board, attended at least 75% of the aggregate number of meetings of our Board and of each committee on which they served, that were held during 2025 and during which they served on the Board or such committees.

Director Attendance at Annual Meeting

We invite each member of the Board to attend our annual meetings of stockholders. Five of our directors attended our 2025 annual meeting of stockholders, which was held virtually. We do not have a formal policy regarding attendance by members of the Board at our annual meetings.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•
any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that the amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors

The following table sets forth certain information for our directors as of April 22, 2026:

Name	Age	Position(s)
William P. Quinn	55	Chief Executive Officer, Chief Financial Officer and Class II Director
Laura Berner (1)(3)*	51	Class I Director
Jakob Dupont, M.D.	61	Class II Director
Kathleen LaPorte(1)*(2)	64	Class III Director
Brian O’Callaghan(1)(2)*	56	Class I Director
Nicole Onetto, M.D.(3)	73	Class III Director

(1)
Member of the audit committee
(2)
Member of the compensation committee
(3)
Member of the nominating and corporate governance committee

* Committee Chairperson

Composition of our Board of Directors

Our Board currently has three committees: (i) an audit committee, (ii) a compensation committee, and (iii) a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charters for each committee are available at the investor relations section of our website at www.boltbio.com.

Audit Committee

From January to April 2025, our audit committee consisted of Kathleen LaPorte, Brian O’Callaghan, and Jakob Dupont, M.D. Our
audit committee currently consists of Ms. LaPorte, Mr. O’Callaghan, and Ms. Laura Berner. Our Board reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that each member of the audit committee satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our audit committee is Ms. LaPorte. Our Board has determined that Ms. LaPorte is an “audit committee financial expert” within the meaning of SEC regulations, based on a qualitative assessment of Ms. LaPorte’s level of knowledge and experience. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•
helping our Board oversee our corporate accounting and financial reporting processes;
•
reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;
•
assisting with design and implementation of our risk assessment functions;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;
•
reviewing the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security; and
•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

From January to April 2025, our compensation committee consisted of Laura Berner, Kathleen LaPorte, and Brian O’Callaghan. Our
compensation committee currently consists of Ms. LaPorte and Mr. O’Callaghan. The chairperson of our compensation committee is Mr. O’Callaghan. Our Board has determined that each member of the compensation committee is independent under the listing standards of Nasdaq, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our compensation committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•
reviewing and recommending to our Board the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and recommending to our Board the compensation of our directors;
•
administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•
reviewing and evaluating with the Chief Executive Officer the succession plans for our executive officers.

In 2025, the compensation committee, after taking into consideration the six factors prescribed by the SEC and Nasdaq, engaged Aon plc, or Radford, as compensation consultants to:

•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

For 2026, as part of our cost containment initiatives, the compensation committee determined not to retain Radford and relied upon the experience of the committee members with similarly situated life science companies and upon the baseline compensation inputs previously determined with the assistance of Radford to inform our ongoing compensation strategy and practices.

Nominating and Corporate Governance Committee

From January to April 2025, our nominating and corporate governance committee consisted of Laura Berner, Jakob Dupont, M.D., and Nicole Onetto, M.D. Our nominating and corporate governance committee currently consists of Ms. Berner and Dr. Onetto. The chairperson of our nominating and corporate governance committee is Ms. Berner. Our Board has determined that each member of the nominating and corporate governance committee is independent under the listing standards of Nasdaq. Specific responsibilities of our nominating and corporate governance committee include:

•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•
considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•
reviewing with our Chief Executive Officer the plans for succession to the offices of our executive officers and make recommendations to our Board with respect to the selection of appropriate individuals to succeed to these positions;
•
developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•
overseeing periodic evaluations of the Board’ performance, including committees of the Board.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers a nominee's background, age, skills and such other factors as it deems appropriate, given our current needs and needs our Board, to maintain a balance of knowledge, diverse perspectives, experience and capability.

Our nominating and corporate governance committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of our Board. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with our Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to our Board has been excellent. Nevertheless, during the upcoming year, the nominating and corporate governance committee will give full consideration to the adoption of a formal process for stockholder communications with our Board and, if adopted, publish it promptly and post it to our website.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.boltbio.com. In addition, we post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Process for Stockholder Nominations

The nominating and corporate governance committee shall have the power and authority to consider recommendations for board nominees and proposals submitted by our stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority. At this time, the nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by stockholders.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2025. William P. Quinn, our President, Chief Executive Officer and Chief Financial Officer, is also a member of our Board, but did not receive any additional compensation for his service as a director. Mr. Quinn's compensation as an executive officer is set forth in “Executive Compensation-Summary Compensation Table.”

	Fees Earned
	or Paid in	Option	All Other
Name	Cash	Awards (1)(2)(3)	Compensation	Total
Laura Berner	$49,667	$124,005	$—	$173,672
Jakob Dupont, M.D. (4)	38,833	42,508	110,500	191,841
Kathleen LaPorte	52,500	547,749	—	600,249
Brian O’Callaghan	82,500	366,437	—	448,937
Nicole Onetto, M.D. (5)	37,000	263,700	10,000	310,700

_____

(1)
In December 2025, the Board of Directors approved the repricing of outstanding stock options to purchase shares of our common stock and reduced the per-share exercise price of such options to $5.44, which was the closing price of our common stock on the Nasdaq Capital Market on December 12, 2025. Only options with an exercise price per share greater than $5.44 were repriced. The vesting terms of the repriced stock options were not changed or modified.
(2)
The amounts reported in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts reflect (a) the aggregate grant date fair value of the stock options granted to the non-employee directors during 2025, computed in accordance with ASC 718 and (b) the incremental fair value of the option awards resulting from the repricing described in footnote (1) above. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock. Each non-employee director then continuing was granted a stock option to purchase 1,100 shares of common stock with an exercise price of $5.44 per share (following the repricing described in footnote (1) above) on the date of our 2025 Annual Meeting of Stockholders.
(3)
As of December 31, 2025, our non-employee directors held the following option awards:

Name	Number of Option Awards
Laura Berner	6,563
Jakob Dupont, M.D.	5,449
Kathleen LaPorte	8,592
Brian O’Callaghan	7,903
Nicole Onetto, M.D.	7,811
(4)
Dr. Dupont was compensated as a Senior Clinical Advisor during 2025. See further below for details, “Consulting Agreement with Jakob Dupont, M.D.”
(5)
Dr. Onetto is paid an annual retainer of $10,000 to chair our Development Advisory Board. The Development Advisory Board provides strategic recommendations from a scientific, clinical, and regulatory perspective regarding our research and development programs.

Non-Employee Director Compensation Policy

We adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive cash and equity compensation for service on our Board and committees of our Board.

The fees paid to independent non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member effective July 1, 2026 are set forth below:

Board Committee	Chairperson Fee	Member Fee
Board of Directors	$70,000	$40,000
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000

All annual cash retainers are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, prorated based on the number of days served in the applicable fiscal quarter.

Each new non-employee director who joins our Board will receive an option to purchase 10,000 shares of our common stock under our 2021 Plan. The shares subject to this option will vest on a monthly basis over 36 months commencing on the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date. Such newly joining director will also receive a prorated initial annual option grant consisting of an option to purchase a number of shares of our common stock determined by multiplying 5,000 by the percentage obtained by dividing the number of calendar days from the date such new director joins us to the date of the next scheduled annual stockholder meeting by the total number of calendar days scheduled to follow the date of the last annual stockholder meeting through the date of the next annual stockholder meeting. Such prorated initial annual option will vest in full on the date immediately preceding the date of next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase 5,000 shares of our common stock under the 2021 Plan, vesting on the one-year anniversary of the grant date or the date immediately prior to the next annual stockholder meeting date, subject to the non-employee director’s continuous service with us on the applicable vesting date.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be the closing price of our common stock as reported by Nasdaq on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us. Each stock option and other equity award granted to our non-employee directors is also entitled to immediate vesting acceleration upon a change in control if the non-employee director remains in our continued services through the date of such change in control.

Each non-employee director is subject to an annual director compensation limit. In any one-year period measured as commencing on the date of each annual meeting of stockholders that is held following the closing of our initial public offering and ending on the day immediately prior to the date of the subsequent annual meeting of stockholders, the aggregate value of all compensation granted or paid to each non-employee director may not exceed (i) $1,000,000 in total value or (ii) in the event such non-employee director is first appointed or elected during such annual period, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair market value for financial reporting purposes.

Consulting Agreement with Jakob Dupont, M.D.

In April 2025, we entered into a Consulting Agreement with Dr. Dupont that concluded in February 2026. Under this agreement, Dr. Dupont provided consulting services to us as a senior clinical advisor. As compensation for these services, we granted Dr. Dupont 1,000 stock options with an exercise price of $5.44 per share and paid Dr. Dupont an agreed-upon hourly rate, plus reasonable and necessary expenses. In 2026 Dr. Dupont's consulting compensation exceeded $120,000, and therefore Dr. Dupont is no longer considered an independent director under applicable Nasdaq listing standards. During the term of the consulting agreement, we paid Dr. Dupont an aggregate of $161,500.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The audit committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the audit committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board, or PCAOB, and to issue a report thereon.

The audit committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2025, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2025 Annual Report on Form 10-K for filing with the SEC. The audit committee also appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

Kathleen LaPorte (Chairperson)

Brian O’Callaghan

Laura Berner

April 22, 2026

The foregoing report of the audit committee of the Board of the directors does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements for each of our fiscal years since the year ended December 31, 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting. During the webcast, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions submitted online.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares of our common stock present online or represented by proxy at the Annual Meeting and entitled to cast votes on this proposal will be required to ratify the selection of PricewaterhouseCoopers LLP for the year ending December 31, 2026. Abstentions will be counted as votes cast on this proposal and will have the same effect as “Against” votes. No broker non-votes are expected to exist in connection with this proposal.

Independent Registered Public Accounting Firm Fees and Services

The following table provides information regarding the fees incurred by PricewaterhouseCoopers LLP during the years ended December 31, 2025 and 2024. The audit committee pre-approved all of the fees described below:

	Years Ended December 31,
	2025	2024
Audit fees(1)	$855,000	$990,000
Audit-related fees	—	—
Tax fees(2)	13,590	28,960
All other fees(3)	2,000	2,000
Total fees	$870,590	$1,020,960

(1)
Audit fees consist of fees professional services rendered for the annual audit of our financial statements, the review of our interim financial statements, and comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)
Tax fees consists of fees for services provided for tax consultation services.
(3)
Consist of fees for products and services other than the services described above. All other fees for the years ended December 31, 2025 and 2024 were related to annual subscription to accounting literature and tools.

Pre-Approval Policies and Procedures

The audit committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee.

The audit committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the audit committee specifically provides for a different period. If the audit committee has not provided general pre-approval, then the type of service requires specific pre-approval by the audit committee.

The audit committee may delegate pre-approval authority to its chairperson. The chairperson must report any pre-approval decisions to the full audit committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the audit committee. All services performed and related fees billed by PricewaterhouseCoopers LLP during 2025 and 2024 were pre-approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2026, for:

•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors and nominees for director; and
•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,921,567 shares of common stock outstanding as of March 31, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options and warrants held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bolt Biotherapeutics, Inc., 900 Chesapeake Drive, Redwood City, California 94063. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially
	Owned
Name of Beneficial Owner	Shares	%
Principal Stockholders
Sofinnova Venture Partners X, L.P.(1)	137,721	7.2
Entities affiliated with Pivotal bioVenture Partners Fund I, L.P.(2)	87,486	4.6
Entities affiliated with Vivo Capital(3)	72,414	3.8
Directors and Executive Officers
William P. Quinn(4)	82,220	4.3
Grant Yonehiro(5)	62,245	3.2
Laura Berner(6)	6,563	*
Jakob Dupont, M.D.(7)	4,338	*
Kathleen LaPorte(8)	8,652	*
Brian O’Callaghan(9)	7,903	*
Nicole Onetto, M.D.(10)	7,811	*
All directors and executive officers as a group (7 persons)(11)	179,732	9.4

* Represents beneficial ownership of less than 1%.

(1)
Based on the Schedule 13F filed with the SEC on February 13, 2026, reporting beneficial ownership as of December 31, 2025. The Schedule 13F provides information only as of December 31, 2025, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2025 and March 31, 2026. Consists of 137,721 shares of common stock held directly by Sofinnova Venture Partners X, L.P. (“SVP X”). Sofinnova Management X, L.P. (“SM X LP”) is the general partner of SVP X and Sofinnova Management X-A, L.L.C. ("SM X LLC") is the general of SM X LP and each may be deemed to have sole voting, investment and dispositive power with respect to the shares held by SVP X. James I. Healy and Maha Katabi are managing members of SM X LP and may be deemed to have shared voting, investment and dispositive power over the shares owned by SVP X. Such persons disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for SM X is 3000 Sand Hill Road, Bldg. 3, Suite 150, Menlo Park, CA 94025.

(2)
Based on the Schedule 13D/A filed with the SEC on February 26, 2026, reporting beneficial ownership as of February 24, 2026. The Schedule 13D/A provides information only as of February 24, 2026, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between February 24, 2026 and March 31, 2026. Consists of (i) 52,556 shares of common stock held directly by Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”); (ii) 29,930 shares of common stock held directly by NFLS Beta Limited (“NFLS”); and (iii) 5,000 shares of common stock held directly by Permwell Management Limited (“Permwell”). Pivotal GP is the general partner of Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”), and Pivotal bioVenture Partners Fund I U.G.P. Ltd. (the “Ultimate General Partner”) is the general partner of Pivotal GP. Ultimate General Partner is wholly-owned by Pivotal Partners Ltd (“Pivotal Partners”). Pivotal Partners is wholly-owned by Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences,” and together with Pivotal, Pivotal GP, Ultimate General Partner, and Pivotal Partners, the “Pivotal Entities”). Pivotal Life Sciences is wholly owned by Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), and Nan Fung Life Sciences is wholly-owned by NF Investment Holdings Limited (“NFIHL”), which is wholly owned by Nan Fung Group Holdings Limited (“NFGHL”). Permwell is wholly-owned by NFIHL. NFLS is wholly-owned by NFLS Platform Holdings Limited (“NFLS Platform”), which is wholly-owned by Nan Fung Life Sciences. The members of the Executive Committee of NFGHL make investment decisions with respect to the securities of the Issuer held by Pivotal, Permwell, and NFLS. Kam Chung Leung, Frank Kai Shui Seto, Vincent Sai Sing Cheung, Pui Kuen Cheung, Vanessa Tih Lin Cheung, Meng Gao, Hequing Huang and Chun Wai Nelson Tang are the members of the Executive Committee of NFGHL. The address of the principal business office of each of the Pivotal Entities is 501 Second Street, Suite 200, San Francisco, California 94107. The principal business address of NFGHL and Permwell is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The registered office address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Island.
(3)
Based on the Schedule 13D/A filed with the SEC on February 13, 2026, reporting beneficial ownership as of December 31, 2025. The Schedule 13D/A provides information only as of February 13, 2026, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between February 13, 2026 and March 31, 2026. Consists of 72,414 shares of common stock held directly by Vivo PANDA Fund, L.P. (“Vivo PANDA LP”), of which Vivo PANDA, LLC (“Vivo PANDA GP”) is the general partner. The voting members of Vivo GP are Michael Chang, Frank Kung, Edgar Engleman, Shan Fu, and Jack Nielsen. The voting members of Vivo PANDA GP are Michael Chang, Frank Kung, and Mahendra G. Shah. The principal business address of Vivo Capital is 192 Lytton Avenue, Palo Alto, CA 94301.
(4)
Consists of: (i) 2,313 shares of common stock; and (ii) 79,907 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(5)
Consists of: (i) 445 shares of common stock; and (ii) 61,800 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(6)
Consists of 6,563 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(7)
Consists of 4,338 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(8)
Consists of: (i) 60 shares of common stock; and (ii) 8,592 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(9)
Consists of 7,903 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(10)
Consists of 7,811 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(11)
Consists of: (i) 2,818 shares of common stock directly or indirectly held by all current executive officers and directors as a group; and (ii) 176,914 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2026.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 22, 2026.

Name	Age	Position(s)
William P. Quinn	55	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Grant Yonehiro	62	Chief Operating Officer and Chief Business Officer

Biographical information with regard to Mr. Quinn is presented under “Proposal No. 1 – Election of Directors” in this Proxy Statement.

Grant Yonehiro has served as our Chief Operating Officer since May 2024 and as our Chief Business Officer since November 2016. From February 2016 to November 2016, Mr. Yonehiro served as Interim Chief Commercial Officer at Vium, Inc., a private biotechnology company. From 2013 to January 2016, Mr. Yonehiro served as Chief Business Officer at Berkeley Lights, a public biotechnology company that merged and was acquired by Bruker. From 2009 to 2013, Mr. Yonehiro served as Chief Executive Officer and President at Perseid Therapeutics LLC, which was acquired by Astellas Pharma, Inc. in 2011. From 2003 to 2009, Mr. Yonehiro served as Chief Business Officer and Senior Vice President at Maxygen, Inc., a public biopharmaceutical company. From 1997 to 2003, Mr. Yonehiro served in various roles at GenVec, Inc., most recently serving as its Vice President, Drug Development. Mr. Yonehiro received a B.I.S. in Business, Economics and International Relations from the University of Minnesota, Twin Cities and an M.B.A. from the University of California at Berkeley.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents for 2025 and 2024, compensation awarded to, earned by or paid to our named executive officers consisting of our principal executive officer and only other executive officer serving as such at December 31, 2025.

Name	Year	Salary	Bonus		Option Awards (1)(2)	Stock Awards (2)	All Other Compensation		Total
William P. Quinn	2025	$463,500	$191,200	(3)	$3,668,768	$224,400	$10,500	(4)	$4,558,368
President, Chief Executive Officer and Chief Financial Officer	2024	453,562	247,500	(5)	491,916	—	10,350	(4)	1,203,328
Grant Yonehiro	2025	463,500	139,100	(3)	3,236,543	168,300	—		4,007,443
Chief Operating Officer	2024	443,138	180,000	(5)	325,276	—	—		948,414

(1)
In December 2025, the Board of Directors approved the repricing of outstanding stock options to purchase shares of our common stock and reduced the per-share exercise price of such options to $5.44, which was the closing price of our common stock on the Nasdaq Capital Market on December 12, 2025. Only options with an exercise price per share greater than $5.44 were repriced. The vesting terms of the repriced stock options were not changed or modified.
(2)
The amounts reported in the “Option Awards” column does not reflect dollar amounts actually received by the executive officer. Instead, the amounts reflect (a) the aggregate grant date fair value of the stock options granted to the executive officer during 2025 or 2024, computed in accordance with ASC 718 and (b) the incremental fair value of the option awards resulting from the repricing described in footnote (1) above. The amounts reported in the “Stock Awards” column does not reflect dollar amounts actually received by the executive officer. Instead, the amounts reflect the aggregate grant date fair value of the stock awards granted to the executive officer during 2025 or 2024, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements titled “Stock-Based Compensation” in our Form 10-K. As required by SEC rule, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)
Represents amounts earned in 2025, which were paid in 2026. Mr. Quinn and Mr. Yonehiro's 2025 bonus was solely based on Company performance goals and the compensation committee determined that we had achieved 75% of our Company goals, which primarily related to the development of our pre-clinical and clinical assets.
(4)
Represents a 401(k) match.
(5)
Represents amounts earned in 2024, which were paid in 2025. Mr. Quinn's 2024 bonus was solely based on Company performance goals, while the 2024 annual performance bonuses for Mr. Yonehiro was based on a combination of Company performance goals and personal bonus achievements. For 2024, the compensation committee determined that we had achieved 100% of our Company goals, which primarily related to the development of our pre-clinical and clinical assets. The 2024 personal bonus achievement was determined to be 100% for Mr.Yonehiro.

Outstanding Equity Awards as of December 31, 2025

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2025:

				Option Awards				Stock Awards
									Market
				Number of	Number of			Number of	Value of
				Securities	Securities			Shares or	Shares or
				Underlying	Underlying			Units of	Units of
				Unexercised	Unexercised	Option		Stock	Stock
		Vesting		Options	Options	Exercise	Option	That Have	That
		Commencement		Exercisable	Unexercisable	Price	Expiration	Not	Have Not
Name	Grant Date	Date		(#)	(#) (1)	($)(2)	Date	Vested (#) (3)	Vested ($) (3)
William P. Quinn	10/22/2025	—		—	—	—	—	40,000	218,720
	12/12/2025	5/4/2020	(4)	7,614	—	5.44	7/28/2030
	12/12/2025	9/3/2020	(4)	1,785	—	5.44	9/2/2030
	12/12/2025	1/15/2021	(5)	2,142	—	5.44	9/2/2030
	12/12/2025	2/4/2021	(5)	5,000	—	5.44	2/3/2031
	12/12/2025	1/1/2022	(4)	10,499	—	5.44	2/17/2032
	12/12/2025	1/1/2023	(6)	12,152	347	5.44	2/26/2033
	12/12/2025	1/1/2024	(6)	7,510	4,239	5.44	3/3/2034
	12/12/2025	7/15/2024	(6)	10,390	11,609	5.44	7/22/2034
	12/12/2025	1/1/2025	(6)	10,698	24,301	5.44	4/30/2035
Grant Yonehiro	10/22/2025	—		—	—	—	—	30,000	164,040
	12/12/2025	11/1/2016	(4)	3,214	—	5.44	1/17/2027
	12/12/2025	11/1/2016	(4)	660	—	5.44	1/16/2028
	12/12/2025	2/14/2018	(4)	822	—	5.44	4/3/2028
	12/12/2025	7/23/2018	(4)	1,653	—	5.44	1/10/2029
	12/12/2025	7/2/2019	(4)	4,642	—	5.44	11/12/2029
	12/12/2025	9/3/2020	(4)	607	—	5.44	9/2/2030
	12/12/2025	1/15/2021	(5)	1,535	—	5.44	9/2/2030
	12/12/2025	2/4/2021	(5)	4,999	—	5.44	2/3/2031
	12/12/2025	1/1/2022	(4)	9,499	—	5.44	2/17/2032
	12/12/2025	1/1/2023	(6)	11,083	316	5.44	2/26/2033
	12/12/2025	1/1/2024	(6)	7,508	4,241	5.44	3/3/2034
	12/12/2025	7/15/2024	(6)	3,663	4,086	5.44	7/22/2034
	12/12/2025	1/1/2025	(6)	5,348	12,151	5.44	4/30/2035

(1)
The unvested shares underlying these options may become subject to accelerated vesting as described in “Executive Compensation—Severance and Change in Control Plan” below.
(2)
In December 2025, the Board of Directors approved the repricing of outstanding stock options to purchase shares of our common stock and reduced the per-share exercise price of such options to $5.44, which was the closing price of our common stock on the Nasdaq Capital Market on December 12, 2025. Only options with an exercise price per share greater than $5.44 were repriced. The vesting terms of the repriced stock options were not changed or modified.
(3)
The restricted stock units, RSUs, were granted on October 22, 2025 pursuant to our 2021 Equity Incentive Plan and fully vest on September 15, 2026, subject to the named executive officer’s continued employment with, or services to us on the vesting date. Each RSU represents the right to receive one share of common stock when and if the applicable vesting conditions are satisfied. Market value reflects the value of the RSUs, based upon the closing price of our common stock on December 31, 2025 of $5.468.
(4)
This stock option is fully vested as of December 31, 2025.
(5)
This stock option is early exercisable and, to the extent shares subject to this option are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us. As of December 31, 2025, the named executive officer had not early exercised the option. 1/48th of the shares subject to the option vest monthly measured from the vesting commencement date
(6)
1/36th of the shares subject to the option vest monthly measured from the vesting commencement date.

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2025. Our Board may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension and Defined Benefit Plan Retirement Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during 2025.

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We make matching contributions of up to 3% of the eligible employees’ compensation to the 401(k) plan, subject to the maximum eligible salary allowable under the Internal Revenue Code.

Employment Arrangements

The offer letters with our executive officers generally provide for at-will employment and set forth the executive officer’s initial base salary, annual target bonus and eligibility to participate in our employee benefit plans. In addition, each of our executive officers has executed our standard confidential information and invention assignment agreement. The key terms of these offer letters are described below.

William P. Quinn

In April 2020, we entered into an offer letter with Mr. Quinn, which governs the terms of his employment with us. For 2025, Mr. Quinn was entitled to an annual base salary of $463,500 and was eligible to receive an annual performance bonus with a target amount of 55% of his annual base salary, payable 100% based on the achievement of certain Company performance milestones or objectives as agreed by the Board. For 2026, Mr. Quinn is entitled to an annual base salary of $500,000 and is eligible to receive an annual performance bonus with a target amount of 55% of his annual base salary, based on the achievement of certain Company performance milestones or objectives as agreed by the Board). Mr. Quinn is also eligible to receive potential termination or change in control payments pursuant to the Severance Plan, as described in “—Potential Payments upon Termination or Change in Control” below.

Grant Yonehiro

In October 2016, we entered into an offer letter with Mr. Yonehiro, which governs the terms of his employment with us. For 2025, Mr. Yonehiro was entitled to an annual base salary of $463,500 and was eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of Company performance goals (50%) related to clinical, pipeline development, and financing milestones and objectives, and individual performance goals (50%). For 2026, Mr. Yonehiro is entitled to an annual base salary of $477,400 and is eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of Company performance goals (50%) related to clinical, pipeline development, and financing milestones and objectives, and individual performance goals (50%). Mr. Yonehiro is also eligible to receive potential termination or change in control payments pursuant to the Severance Plan, as described in “—Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control

Severance and Change in Control Plan

The Severance and Change in Control Plan, or the “Severance Plan”, provides severance benefits to each of our employees selected for participation in the Severance Plan, subject to execution of a participation agreement for the Severance Plan. Each of our executive officers and vice presidents, including our named executive officers, are participants in the Severance Plan. The benefits provided under the Severance Plan supersede any similar severance benefits described in a participant’s offer letter or employment agreement. Participants in our Severance Plan are entitled to receive continued payment of their base salary (12 months for our Chief Executive Officer, nine months for our other executive officers and senior vice presidents, and six months for our vice presidents and all other participants so designated by our Board) upon either an involuntary termination without cause or a resignation for good reason (as each such term is defined in the Severance Plan) following such termination. In addition, each participant with a qualifying termination is also eligible for payment of continued group health plan premiums during the period of base salary continuation, a prorated bonus at the target level for the year of termination, and an additional amount equal to any then earned but unpaid performance bonus for the calendar year preceding such termination.

In the event that an involuntary termination without cause or a resignation for good reason occurs in the period commencing three months prior to and ending 12 months following a change in control, the participant will be entitled to receive a lump sum cash payment (equal to 18 of months base salary for our Chief Executive Officer, 15 months of base salary for our other executive officers, 12 months of base salary for our senior vice presidents and nine months of base salary for our vice presidents and all other participants so designated by our Board) and a lump sum cash payment in respect of such participant’s target annual cash bonus (such payment at 150% of the annual target amount for our Chief Executive Officer, 125% of target for our other executive officers, 100% of target for our senior vice presidents, or 75% of target for our vice presidents and all other participants so designated by our Board). In addition, each such participant with a qualifying change in control termination is also eligible for payment of continued group health plan premiums for a period of time equal to the number of months of base salary severance that is paid in a lump sum as specified above. Also, in the event of a change in control termination, the unvested portion of any equity awards granted to any participant will fully vest and become exercisable at the later of such participant’s execution of a release or the effective date of such change in control. All such severance benefits are subject to the participant signing a general release of all known and unknown claims in substantially the form provided in the Severance Plan, as well as the participant’s compliance with certain post-termination restrictive covenants.

Our Chief Executive Officer is also entitled to immediate vesting acceleration of any equity awards granted to our Chief Executive Officer if the Chief Executive Officer continues to provide services to the Company through the date of such change in control.

Insider Trading and Rule 10b5-1 Trading Guidelines

We maintain an Insider Trading Policy that covers all of our directors, executive officers, employees and consultants, which sets forth restrictions and procedures related to trading in the Company’s securities on the basis of material nonpublic information. Our Insider Trading Policy also describes instances where certain persons, including our directors and executive officers, must obtain prior approval before engaging in a transaction in our securities. In addition, our Insider Trading Policy sets forth restrictions for trading blackout periods applicable to covered insiders, as well as limited exceptions to such restrictions. Our Insider Trading Policy also makes clear that hedging and short positions by covered insiders in our securities is prohibited. In addition, we comply with applicable laws and regulations related to insider trading with respect to transactions in our securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without subsequent direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. The SEC recently promulgated a new rule related to the adoption and modification of Rule 10b5-1 trading plans by directors and officers of registrants, which became effective on February 27, 2023. On April 4, 2023, the Board approved the Amended and Restated Rule 10b5-1 Trading Guidelines in accordance with the new SEC rule. The Amended and Restated Rule 10b5-1 Trading Guidelines apply to our directors and executive officers and are intended to promote compliance with the new SEC rule, which requires, among other things, that any trades under a new or modified Rule 10b5-1 trading plan may not be commenced before expiration of a waiting period and that directors and executive officers may not use multiple overlapping Rule 10b5-1 trading plans except in limited circumstances. Our Amended and Restated Rule 10b5-1 Trading Guidelines permit “sell-to-cover” transactions by directors and executive officers, subject to the limitations required under the new SEC rule. The Amended and Restated Rule 10b5-1 Trading Guidelines apply to all new or modified Rule 10b5-1 trading plans adopted on or after April 4, 2023.

Stock Option Grant Practices

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire stock option awards on or soon after a new hire’s employment start date and annual refresh employee option grants generally in the first quarter of each fiscal year. In addition, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board of directors and at the time of each annual stockholder meeting as further described in the section titled “Director Compensation—Non-Employee Director Compensation Policy”. We have not timed the release of material non-public information for the purpose of affecting the value of executive compensation.

Incentive Compensation Recoupment Policy

We have adopted a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recoupment policy in accordance with SEC and Nasdaq requirements. Pursuant to this policy, in the event we are required to prepare an accounting restatement, we will recover any compensation received after the effective date by any current or former executive officer that is based wholly or in part upon the attainment of a financial reporting measure.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Number of
securities
remaining
available for
issuance under
	Number of		equity
	securities to be		compensation
	issued upon	Weighted-	plans
	exercise of	average	(excluding
	outstanding	exercise price	securities
	stock options	of outstanding	reflected
Plan Category	and rights (column a)	stock options	in column a)
Equity compensation plans approved by stockholders (1)	709,275	$6.93	108,720
Equity compensation plans not approved by stockholders	—	—	—

Total	709,275	6.93	108,720

(1)
The equity compensation plans approved by security holders are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy and Procedures

Our Board adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

Certain Related Person Transactions

The following is a summary of transactions since January 1, 2024, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Relationship with Stanford University

In May 2015, we entered into a license agreement with Stanford University. During 2024, we made payments to Stanford of $91,800 for annual license fees and patent expense reimbursement. During 2025, we made payments to Stanford of $62,200 for annual license fees and patent expense reimbursement.

Dr. Engleman, a member of our Board until May 2024, is a professor at Stanford. Dr. Engleman is a co-inventor of some of the patents that we license from Stanford. Under Stanford’s policies, as a co-inventor Dr. Engleman is entitled to receive a share of any royalties that we pay to Stanford under the agreements with respect to the covered intellectual property. No royalty payments have been made to date.

Employment Arrangements

We have entered into offer letters with certain of our executive officers. For more information regarding these offer letters, see “Executive Compensation - Employment Arrangements.”

Consulting Agreements

In April 2025, we entered into a consulting agreement with Dr. Jakob Dupont to provide services as a Senior Clinical Advisor. This agreement was terminated in February 2026. For more information regarding this consulting agreement, see “Director Compensation - Consulting Agreement with Jakob Dupont, M.D.”

Equity Grants

We have granted options to certain of our directors and executive officers. For more information regarding the options granted to our directors and named executive officers, see “Executive Compensation” and “Director Compensation”.

Indemnification

We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the board.

In addition, we have entered into an indemnification agreement with each of our directors, executive officers and certain employees, which requires us to indemnify them. For more information regarding these agreements, see “Information Regarding the Board of Directors and Corporate Governance —Limitations of Liability and Indemnification Matters.”

Policies and Procedures for Related Person Transactions

Our Board has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of Notices of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Bolt Biotherapeutics, Inc. stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or contact Bolt Biotherapeutics, Inc. Direct your written request to our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063 or contact our Secretary at (650) 665-9295. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to individuals who were, for the year ended December 31, 2025, our executive officers, directors and greater than 10% beneficial owners were complied with, except for Laura Berner, Jakob Dupont, M.D., Kathleen LaPorte, Brian O'Callaghan, and Nicole Onetto, M.D., each of which did not timely file a Form 4 with respect to one transaction.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ William P. Quinn
William P. Quinn
President, Chief Executive Officer, Chief Financial Officer and Secretary
Redwood City, California
April 28, 2026

ADDITIONAL INFORMATION

Our Form 10-K has been posted on our corporate website at https://investors.boltbio.com/financial-information/sec-filings and at www.proxydocs.com/BOLT. For stockholders receiving a Notice of Internet Availability of Proxy Materials, instructions on how to request a printed copy of our proxy materials and Form 10-K are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our Form 10-K. We will provide, without charge, a copy of our Form 10-K for the year ended December 31, 2025 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary the following address:

Bolt Biotherapeutics, Inc.

900 Chesapeake Drive

Redwood City, CA 94063

BOLT logo BIOTHERAPEUTICS C/OTABULATOR, P.O.BOX8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Bolt Biotherapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 15, 2025 Tuesday, May 27, 2025 11:00 AM, Pacific Time Annual meeting to be held via the internet - please visit www.proxydocs.com/BOLT for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Pacific Time, May 27, 2025. Internet: www.proxydocs.com/BOLT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-855-773-1625 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/BOLT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints William P. Quinn and Grant Yonehiro (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bolt Biotherapeutics, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright© 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

BOLT logo BIOTHERAPEUTICS Bolt Biotherapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECO-ENDS A VOTE: FOR PROPOSALS 1, 2 AND 3 PROPOSAL. 1.01 To elect our two nominees for Class I directors to serve until our 2028 Annual Meeting of Stockholders; 1.01Laura Bemer 1.02 Brian O'Callaghan 2 To ratify the selection by the audit committee of the Board of Directors of PricewaterhooseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; 3. Approval of an amendment to our certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock; and 4. To conduct any other business property brought before the 2025 Annual Meeting of Stockholders. YOURYOTE BOARD Of DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR AGAINST ABSTAIN WITHHOLD You must register to attend the meeting online and/or participate at www.proxydocs.com/BOLT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the ProxyVote Form. Signature (and Title If applicable) Date Signature (If held jointly) Date